Exhibit 32.1

OFFICERS’ CERTIFICATE

      The undersigned officers of Inveresk Research Group, Inc., a Delaware corporation (the “Company”), hereby certify that (i) the Company’s Form 10-K for the year ended December 31, 2003 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and (ii) the information contained in the Company’s Form 10-K for the year ended December 31, 2003 fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ WALTER S. NIMMO

Name:	Walter S. Nimmo
Title:	Chief Executive Officer,

President and Director

Date: February 20, 2004

/s/ D.J. PAUL E. COWAN

Name:	D.J. Paul E. Cowan
Title:	Chief Financial Officer and Treasurer

Date: February 20, 2004